Registration No.  33-49333


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                SCANA Corporation
             (Exact name of registrant as specified in its charter)

                                 South Carolina
         (State or other jurisdiction of incorporation or organization)

                                   57-0784499
                     (I.R.S. Employer Identification Number)


                      1426 Main Street, Columbia, SC 29201
               (Address of principal executive offices) (Zip code)


                    SCANA Corporation Performance Share Plan
                            (Full title of the plan)

                                  H. T. Arthur
         Senior Vice President, General Counsel and Assistant Secretary
                                SCANA Corporation
                1426 Main Street, Columbia, South Carolina 29201
                     (Name and address of agent for service)

                                 (803) 217-9000
          (Telephone number, including area code, of agent for service)

                                    Copy To:

                               Elizabeth B. Anders
                             McNair Law Firm, P. A.
                        Bank of America Tower, 17th Floor
                               1301 Gervais Street
                               Columbia, SC 29201
                                 (803) 799-9800


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         In accordance with the undertakings of Registration Statement No.
33-49333, the Registrant hereby deregisters 801,786 shares of its common stock, without par value, which were registered for the SCANA Corporation Performance Share Plan (the Plan). Such shares remained unissued at the termination of the Plan.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on this 12th day of November 2003.

(REGISTRANT) SCANA CORPORATION



BY:                           s/W. B. Timmerman
                              W. B. Timmerman, Chairman of the
                              Board, President, Chief Executive
                              Officer and Director


       Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.



                               s/W. B. Timmerman
                               W. B. Timmerman, Chairman of the
                               Board, President, Chief Executive
                               Officer and Director (Principal
                               Executive Officer)



                                s/K. B. Marsh
                                K. B. Marsh, Senior Vice President
                                and Chief Financial Officer
                                (Principal Financial Officer)



                                s/ J. E. Swan
                                J. E. Swan, Controller
                                (Principal Accounting Officer)

                                Other Directors:

                     s/B. L. Amick          s/W. M. Hipp
                     s/J. A. Bennett        s/L. M. Miller
                     s/W. B. Bookhart, Jr.  s/M. K. Sloan
                     s/E. T. Freeman        s/H. C. Stowe
                     s/D. M. Hagood         s/G. S. York




Directors who did not sign:

W. C. Burkhardt, Jr.